EXHIBIT 23.1

WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

         We hereby consent to the use in the foregoing Registration Statement on Amendment No. 1 to Form SB-2 of our report dated September 6, 2002, relating to the financial statements of Insynq, Inc. appearing in the Insynq, Inc. Annual Report on Form 10-KSB for the years ended May 31, 2002 and 2001, filed with the Securities and Exchange Commission on September 23, 2002, and to the reference to our Firm under the caption "Experts" in the Prospectus.




/s/ Weinberg & Co., P.A.
                            WEINBERG & COMPANY, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS



Boca Raton, Florida
May 22, 2003